                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Fulcrum Direct, Inc.:


     As independent public accountants, we hereby consent to the use of our report dated February 28, 1997 and to all references to our Firm included in or made a part of this registration statement.


                                                             ARTHUR ANDERSEN LLP


New York, New York


August 5, 1997